Exhibit 3.60.1

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
OF
ET SUB-WOODBRIDGE, L.P.

On behalf of the Partnership (as defined below) and for purposes of continuing the Partnership as a limited partnership under the Pennsylvania Revised Uniform Limited Partnership Act (Pa. Cons. Stat. Ann. § 8501 et seq.) (the “Pennsylvania RULPA”), the undersigned hereby certifies as follows:

1.                                      NAME

The name of the limited partnership is Senior LifeChoice of Kimberton, L.P. (the “Partnership”).

2.                                      DATE OF ORIGINAL FILING:

The date of filing of the original certificate of limited partnership was November 30, 1994.

3(a).        CHANGE OF GENERAL PARTNER

As of the effective date Senior LifeChoice Corp., a Pennsylvania corporation, will withdraw as a general partner of the Partnership As of the effective date ET GENPAR, L.L.C., a Delaware limited liability company, will be admitted as a general partner of the Partnership and will be the sole general partner of the Partnership. The post office address of ET GENPAR, L.L.C. is 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania 19348.

3(b).        CHANGE OF REGISTERED OFFICE

As of the effective date the post-office address of the office at which the Partnership records required to be maintained by Section 8507 of the Pennsylvania RULPA will be kept is 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania 19348.

3(c).        CHANGE OF NAME

As of the effective date the name of the limited partnership will be changed to ET Sub-Woodbridge, L.P.

3.                                      EFFECTIVE DATE

This amended and restated certificate of limited partnership will be effective January 30, 1998.

4.                                      TERMINATION DATE

The latest date upon which the limited partnership is to be dissolved and its affairs wound up is December 31, 2096.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership of ET Sub-Woodbridge, L.P. this 30th day of January, 1998.

ET GENPAR, L.L.C.

	By:	ElderTrust Operating Limited Partnership,
Sole Member

		By:	ElderTrust, General Partner

			By.	/s/ D. Lee McCreary, Jr.
Name:D. Lee McCreary, Jr.

Title:	Vice President and Chief
Financial Officer